UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – July 31, 2010

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OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-8269 (Commission File Number)	31-1001351 (IRS Employer Identification No.)
100 East RiverCenter Boulevard, Suite 1600 Covington, Kentucky (Address of Principal Executive Offices)		41011 (Zip Code)

(859) 392-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Omnicare, Inc. (the “Company”) announced that Cheryl D. Hodges, Senior Vice President and Secretary of the Company, has resigned from the Company effective as of July 31, 2010.  The Company, Omnicare Management Company and Ms. Hodges entered into a Separation Agreement, dated as of July 31, 2010.  The Separation Agreement provides that, in accordance with Ms. Hodges’ employment agreement, Ms. Hodges will receive an aggregate cash severance amount of $2,138,582, payable in installments through July 1, 2011.  Pursuant to Ms. Hodges’ stock option and restricted stock agreements, on the resignation date 446,859 unvested stock options and 111,573 shares of restricted common stock held by Ms. Hodges became fully vested.  Ms. Hodges will also receive benefits and amounts due under the Company’s welfare and pension benefit plans and will be paid for unused and accrued vacation time.  The Separation Agreement contains mutual releases and non-disparagement covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.
By:      /s/ John L. Workman_____________
Name:     John L. Workman
Title:       Executive Vice President and
Chief Financial Officer
Dated:  August 2, 2010